UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2010

NF ENERGY SAVING
CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50155	02-0563302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 - Jia Bei Si Dong Road, Tie Xi Qu
Shenyang, P.R. China	110021
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (8624) 2560-9750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 27, 2010, NF Energy Saving Corporation (the “Company”) announced that it has signed a two year unsecured credit facility with a domestic Chinese bank to borrow up to RMB 40 million (approximately $5.88 million based on current exchange rates).

Under the terms of the agreement, the Company will be able to draw up to a maximum of RMB 40 million over a 24 month period ending June 28, 2012. Outstanding balances under the facility will accrue interest at a rate of 1.3 times the Bank of China benchmark lending rate. Any amounts of principal repaid may be redrawn during the 24 month period. Drawings under the facility will be used to complete the Company’s new manufacturing plant and for general corporate purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF ENERGY SAVING CORPORATION
Date: July 30, 2010	By:	/s/ Gang Li
Gang Li,
President and Chief Executive Officer